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                                                               EXHIBIT 10.172

                                                               EXECUTION VERSION

            THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

     This Third Amended and Restated Pledge and Security Agreement ("Security Agreement") is made as of the 25th day of January, 2006, by and among Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company ("Great Lakes"), Lakes Entertainment, Inc., f/k/a Lakes Gaming, Inc., a Minnesota corporation ("Lakes"), and the Pokagon Band of Potawatomi Indians (the "Band").

                                   WITNESSETH:

     WHEREAS, the Band and Lakes entered into a Development Agreement dated as of July 8, 1999 (the "1999 Development Agreement") and a Management Agreement dated as of July 8, 1999 (the "1999 Management Agreement"; collectively, with the 1999 Development Agreement, the " 1999 Agreements"), pursuant to which the Band engaged Lakes to, among other things, assist the Band in the design, development, construction and management of a gambling casino and certain related amenities (as defined in the 1999 Development Agreement, the "Facility"); and

     WHEREAS, pursuant to the 1999 Development Agreement, Lakes agreed to make certain payments and advances to the Band, including without limitation the Transition Loan, the Lakes Development Loan and the Non-Gaming Land Acquisition Line of Credit (collectively the "Lakes Loans"), and the Scholarship Program Fee, and has agreed to perform development services with regard to the Facility, all on the terms set out in the 1999 Development Agreement; and

     WHEREAS, pursuant to the 1999 Management Agreement Lakes agreed to manage the Facility on the terms set out in the 1999 Management Agreement; and

     WHEREAS, Lakes assigned its rights and obligations under the 1999 Agreements to Great Lakes pursuant to an Assignment and Assumption Agreement dated as of October 16, 2000 (said Assignment and Assumption Agreement as the same has been amended by a First Amendment dated as of December 22, 2004 and a Second Amended and Restated Assignment and Assumption Agreement dated as of January 25, 2006. the "Assignment Agreement"), subject to the terms and conditions set out in that Assignment Agreement; and

     WHEREAS, the 1999 Agreements were amended and restated by a First Amended and Restated Development Agreement dated as of October 16, 2000 and by a First Amended and Restated Management Agreement dated as of October 16, 2000 (the "First Amended and Restated Agreements") and by a Second Amended and Restated Development Agreement dated as of December 22, 2004 and a Second Amended and Restated Management Agreement dated as of December 22, 2004 (the "Second Amended and Restated Agreements"); and

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     WHEREAS, the obligations of Lakes and Great Lakes to the Band under the
First Amended and Restated Agreements were secured by a Pledge and Security Agreement between Lakes and the Band (the "Security Agreement") and by an Account Control Agreement among Lakes, the Band and Firstar Bank, N.A., each dated as of July 8, 1999 and as each was amended by first amendments dated as of October 16, 2000 and by second amendments dated as of December 22, 2004; and

     WHEREAS, Great Lakes, Lakes and the Band have entered into a Third Amended and Restated Development Agreement dated as of January 25, 2006 and a Third Amended and Restated Management Agreement dated as of January 25, 2006 (the "Third Amended and Restated Agreements"); and

     WHEREAS, the parties wish to amend and restate the Security Agreement to reflect the execution of the Third Amended and Restated Agreements, and to provide that the Security Agreement will secure the obligations of Lakes and Great Lakes to the Band under the Third Amended and Restated Agreements;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals True. The above recitals are true.

2. Defined Terms.

     a. Capitalized terms used but not otherwise defined herein and defined in the Third Amended and Restated Development Agreement shall have the same meaning herein as therein.

     b. "Secured Obligations" includes (i) the obligations of Great Lakes and Lakes to the Band under or relating to the Third Amended and Restated Agreements, and (ii) the obligations of Lakes and LG&R under their Guaranty to the Band dated October 16, 2000, as amended by First Amendment dated as of December 22, 2004 and a Second Amended and Restated Unlimited Guaranty dated as of January 25, 2006."

     c. "Control Agreement" means the Account Control Agreement among Lakes, the Band and Firstar Bank of Minnesota, N.A., n/k/a U.S. Bank, National Association, as assumed by Great Lakes under the Assignment and Assumption Agreement dated as of October 16, 2000, and as amended by First Amendment dated as of October 16, 2000 and by Second Amendment dated as of December 22, 2004 and by Third Amended and Restated Account Control Agreement dated as of January 25, 2006.

     d. "Pledgor" means, collectively, each of Lakes and Great Lakes.

3. Assignment of Account. Lakes represents to the Band that it has, pursuant to the Assignment Agreement, assigned and transferred to Great Lakes all rights of Lakes in and to the


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Account and all cash, financial assets and investment property credited to the
Account, subject to the first perfected security interest of the Band.

4. Acceptance of Assignment. Great Lakes accepts the assignment of the Account and all related cash, financial assets and investment property, and agrees to perform and discharge Lakes' obligations under the Security Agreement in accordance with the terms thereof as if Great Lakes had originally been a party thereto. The liabilities so assumed by Great Lakes include any obligations or liabilities of Lakes which have accrued under the Security Agreement as of the date hereof, as well as those subsequently accruing. Great Lakes recognizes and agrees that the Account and all cash, financial assets and investment property credited to the Account are and shall remain subject to the first perfected security interest of the Band in accordance with the Security Agreement and the Control Agreement.

5. Transfer of Pledged Collateral.

     a. The Pledgor hereby pledges and grants to the Secured Party a valid lien on and security interest in Pledgor's right, title and interest in and to the Account and all cash, securities, securities entitlements, financial assets and other property in the Account (which, with any additional securities or collateral pledged hereunder, any replacements, substitutions, extensions, stock dividends, renewals or additions to such collateral and any dividends, interest or other income thereon and the proceeds of all of the foregoing, are hereinafter referred to collectively as the "Pledged Collateral" or the "Collateral), as security for the Secured Obligations, all as the same may be amended from time to time, including any payments due pursuant to any amendments or modifications thereto, extensions and renewals thereof or substitutions therefor; and any and all other obligations or agreements of the Pledgor to the Secured Party outstanding from time to time, whether now existing or hereafter arising.

     b. Pledgor warrants that the security interest granted hereunder constitutes and shall remain a validly perfected first lien on the Pledged Collateral.

6. Agreement not to Sell, Pledge, Encumber, Etc.

     a. The Pledgor hereby covenants and agrees that it will not sell convey, transfer or otherwise dispose of any of the Pledged Collateral, nor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Collateral or the proceeds thereof, other than the liens on and security interest in the Pledged Collateral created hereunder.

     b. In case any dividend shall be declared on any of the Pledged Collateral from time to time, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital shall be made on any of the Pledged Collateral, the cash, shares or other property so distributed shall constitute Pledged Collateral hereunder and be delivered to the Secured Party to be held as collateral security for the Secured Obligations.


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     c. The Pledgor represents and warrants that there are no restrictions on the transferability of the Pledged Collateral to the Secured Party, that there are no restrictions as to or with respect to the foreclosure, transfer or disposition thereof by the Secured Party, and that any securities held in the account shall have been duly registered under applicable securities laws.

7. Additional Warranties, Representations, Covenants. Etc.

     a. Pledgor hereby covenants that the Pledged Collateral is duly and validly pledged to the Secured Party and warrants that it will defend the Secured Party's right, title and security interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever. Pledgor represents and warrants to the Secured Party that the Pledgor has good title to all the Pledged Collateral, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature.

     b. Pledgor agrees that a default by Pledgor under the Control Agreement shall be a default under all Secured Obligations, and that all collateral securing any Secured Obligation to Secured Party shall secure all other obligations of Pledgor to Secured Party.

     c. Pledgor hereby covenants that this Security Agreement and the Control Agreement are valid and binding on it, are enforceable in accordance with its terms, and create a validly perfected first lien and security interest in the Pledged Collateral.

     d. Pledgor covenants that it will execute and deliver to Secured Party such other instruments, certificates, stock powers and other documents as are necessary or convenient to enable Secured Party to exercise its rights under this Security Agreement and otherwise carry out the intent of this Security Agreement. Pledgor grants Secured Party an irrevocable power of attorney coupled with an interest to execute in its stead and on its behalf any such instruments, certificates, stock powers and other documents as are needed to exercise its rights as to the Pledged Collateral upon the occurrence of an Event of Default hereunder.

     e. Pledgor agrees that investments in the Account shall at all times be consistent with the provisions of Section 8.2 of the Third Amended and Restated Development Agreement.

8. Transfer of Pledged Collateral Upon Event of Default.

     In case there shall exist an Event of Default (as hereinafter defined), the Secured Party may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees in accordance with the Control Agreement, and Bank and any broker or other securities intermediary having custody or control of the Pledged Collateral shall honor any such request from Secured Party.

9. Events of Default: Remedies.

     a. If any one or more of the following events (herein called "Events of Default") shall occur:


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          i.   A Manager Event of Default or Lakes Event of Default shall occur under the Secured Obligations; or

          ii. Bank terminates the Control Agreement without the appointment of a successor securities intermediary in accordance with Section 10 unless the Band has refused to consent to the successor, in which case all property in the Account shall be deposited with the Clerk of the United States District Court for the Western District of Michigan, Southern Division, subject to the lien and security interest of the Band, and shall be subject to interpleader in that Court.

          iii. Pledgor violates any provision of the Control Agreement; or

          iv. The Pledgor shall fail duly to perform, observe or comply with any provision of this Security Agreement which default is not cured within 30 days following written notice of default, or Pledgor breaches any material warranty or representation made hereunder;

then, upon the occurrence of any such Event of Default, the Secured Party shall have all rights and remedies of a secured party under the Minnesota Uniform Commercial Code or other applicable law and shall in addition to such rights and remedies, have the right, in its absolute discretion, at any time or times thereafter to direct Bank or any other financial intermediary in accordance with the Control Agreement to sell or transfer any and all Pledged Collateral and deliver the proceeds thereof to Secured Party for application to the Secured Obligations.

     b. The Secured Party will give Pledgor at least five (5) days prior written notice by registered or certified mail at the address of the Pledgor as set forth above (or at such other address or addresses as the Pledgor shall specify in writing to the Secured Party from time to time) of (i) time and place of any public sale thereof, (ii) the time after which any private sale or any other intended disposition of Pledged Collateral is to be made, or (iii) the time after which Secured Party may. in accordance with the Control Agreement, deliver entitlement orders to Bank or any other Financial intermediary with regard to the Pledged Collateral. Any such notice shall be deemed to meet the requirements hereunder or under any applicable law (including without limitation the Minnesota Uniform Commercial Code) that reasonable notification be given of the time and place of any such sale or disposition. Such notice may be given without any demand of performance or any other demand, all such demands being expressly waived by the Pledgor. All such sales shall be at such commercially reasonable price or prices as Secured Party shall deem fit. and for cash or for credit or for future delivery (without Secured Party assuming any responsibility for any credit or risk). At any such sale or sales the Secured Party may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Secured Party may deem appropriate. Upon any such sale or sales of the Pledged Collateral, said purchase shall be held by the purchaser absolutely free from any equity of redemption or any similar rights, all such equity of redemption or any similar rights being hereby expressly waived and released by the Pledgor. In the event any consent, approval or authorization of any


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governmental agency will be necessary to effectuate any such sale or sales, the
Pledgor shall execute all such applications or other instruments as may be required.

     c. The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys fees; second, to the payment of the Secured Obligations; and any surplus thereafter remaining shall be paid to the Pledgor or to whomever may be legally entitled thereto.

     d. The Secured Party shall be entitled at its option after an Event of Default to exercise the voting power with respect to the Pledged Collateral, if applicable; to receive and retain, as collateral security for the Secured Obligations, any and all dividends, distributions at any time and from time to time declared or made upon any of the Pledged Collateral and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if the Secured Party were the absolute owner thereof, including without limitation the right to exchange, at its discretion, any and all Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any other issuer or maker of Pledged Collateral, or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, agent, registrar or other designated agency upon such terms and conditions as the Secured Party shall determine, or without liability except to account for property actually received.

     e. After an Event of Default, any expenses incurred by the Secured Party in exercising any of the foregoing rights and remedies or in the enforcement or administration of this Security Agreement, the Control Agreement or the Third Amended and Restated Agreements, or for the protection of the Secured Party's security interest in the Pledged Collateral, or in connection with the priority thereof, including without limitation all taxes, charges, liens and assessments against the Pledged Collateral, and all reasonable attorney's fees, shall be payable by Pledgor, shall be deemed advances necessary to protect the security, shall be added to the Secured Obligations, and shall bear interest at the Band Interest Rate.

10. Rights and Remedies are Cumulative.

     No course of dealing between the Pledgor and the Secured Party nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Secured Obligations, shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power or privilege constitute or be deemed to constitute any such waiver. The rights and remedies herein provided and provided under the Secured Obligations and under the Control Agreement are cumulative and are in addition to, and not exclusive of any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Minnesota Uniform Commercial Code.


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11. Notices.

     Except as otherwise provided herein, notice to or demand upon the Pledgor or the Secured Party shall be deemed to have been sufficiently given or served for all purposes thereof if mailed by certified or registered mail, postage prepaid, to the following addresses:

     if to Secured Party: Pokagon Band of Potawatomi Indians
                          58620 Sink Road
                          Dowagiac, MI 49047
                          Attn: Chairman, Tribal Council

     With a copy to:      Michael Phelan, General Counsel
                          Pokagon Band of Potawatomi Indians
                          P.O. Box 180
                          Dowagiac, MI 49047

     and                  Daniel Amory, Esq.
                          Drummond Woodsum & MacMahon
                          P.O. Box 9781
                          Portland, ME 04104-5081

     If to Pledgor:       Great Lakes Gaming of Michigan, LLC
                          Lakes Entertainment, Inc.
                          130 Cheshire Lane
                          Minnetonka, MN 55305
                          Attn: Timothy J. Cope

     With a copy to:      Damon Schramm
                          Lakes Entertainment, Inc.
                          130 Cheshire Lane
                          Minnetonka, MN 55305

     With a copy to:      Kevin Quigley, Esq.
                          Hamilton Quigley & Twait, PLC
                          First National Bank Building
                          Suite W 1450
                          332 Minnesota Street
                          Saint Paul, MN 55101-1314

     and to:              Daniel R. Tenenbaum
                          Gray Plant Mooty
                          500 I.D.S. Center
                          80 So. 8th Street
                          Minneapolis, MN 55402-3796


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or to such other address as the party to whom such notice is directed may have designated in writing to the other parties hereto.

12. Waiver of Presentment, Demand, Notice, Etc.

     The Pledgor hereby waives notice of acceptance of this Security Agreement as well as presentment, demand, payment, notice of dishonor or protest and all other notices of any kind in connection with the Secured Obligations except as expressly provided in this Security Agreement, the Control Agreement or the Third Amended and Restated Agreements.

13. Reinstatement.

     This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in payment of the Secured Obligations is rescinded or may otherwise be restored or returned upon the insolvency, receivership or bankruptcy of the Pledgor. It is the intention of the parties hereto that this Security Agreement shall remain in full force and effect until all of the Secured Obligations are fully and indefeasibly paid and satisfied.

14. Resignation of Bank under Control Agreement.

     If Bank gives notice that it will terminate the Control Agreement, Pledgor may designate a successor financial intermediary under the Control Agreement, which designation shall be subject to Secured Party's reasonable consent. Pledgor and Secured Party shall execute a replacement Control Agreement on substantially the same terms with the successor financial intermediary.

15. Termination

     Secured Party agrees to terminate the Control Agreement and this Security Agreement upon the earlier of (a) the Commencement Date, provided that a Manager Event of Default has not occurred and is not continuing under the Third Amended and Restated Agreements as of such date; (b) termination of the Third Amended and Restated Agreements in accordance with their terms, and payment to the Band of all amounts that may be due to it on such termination; or (c) entry of a Final Order directing such termination.

16. Warranties and Representations - Great Lakes and Lakes. Each of Great Lakes and Lakes warrants, represents and covenants to the Band that:

     a. The Control Agreement and this Security Agreement each constitute the legal, valid and binding obligation of Great Lakes and Lakes, and are fully enforceable in accordance with their terms;


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     b. Neither the execution or delivery of this Security Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Lakes or Great Lakes under any agreement or instrument to which they or either of them is now a party or by which they may be bound; and

     c. The Band has, and at all times until the termination of the Control Agreement in accordance with Section 8 thereof shall have, a first perfected security interest in the Account and all cash, financial assets and investment property credited to the Account.

17. Further Assurances. From time to time hereafter, Lakes, Great Lakes and the Band will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as may reasonably be requested by the other party or parties, for the purpose of implementing or effectuating the provisions of this Agreement.

18. Governing Law. This Agreement shall be interpreted in accordance with the law of the internal law of Minnesota.

19. Amendments, Assignments, Etc. Any provision of this Security Agreement may be amended if, but only if, such amendment is in writing and is signed by each of the parties hereto. No modification shall be implied from course of conduct. Great Lakes may not further assign its rights in the Account and its obligations under the Control Agreement without the written consent of the Band.

20. Gender and Number; Counterparts. Whenever the context so requires the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural, and conversely in each case. This Security Agreement may be executed in separate counterparts and said counterparts shall be deemed to constitute one binding document.

21. Notices to Great Lakes. Great Lakes agrees that any notice or demand upon it shall be deemed to be sufficiently given or served if it is in writing, and is personally served or in lieu of personal service is mailed by first class certified mail, postage prepaid, or be overnight mail or courier service, addressed to Great Lakes at the address of Lakes and with copies set forth in
Section 12 of the Control Agreement.

22. Arbitration; Limited Waiver of Sovereign Immunity. Any disputes under this Security Agreement shall be subject to arbitration as provided in Section 14.2 of the Third Amended and Restated Development Agreement; provided that any demand for arbitration shall be made within 30 days after a notice of default, denominated as such, is given under this Security Agreement. The Band's limited waiver of sovereign immunity in Sections 14.1 and 14.3 of the Third Amended and Restated Development Agreement shall apply to this Security Agreement; provided that the liability of the Band under any judgment shall always be Limited Recourse, and in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the


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Band other than the limited assets of the Band specified in the definition of
Limited Recourse and Section 14.3(a) of the Third Amended and Restated Development Agreement.

23. Remedies Cumulative. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

24. Headings. The headings contained in this Security Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

25. Severability. To the extent a provision of this Security Agreement is unenforceable, this Security Agreement will be construed as if the unenforceable provision were omitted.

26. Amendment and Restatement. This Third Amended and Restated Pledge and Security Agreement amends and restates in its entirety the Pledge and Security Agreement between Lakes and the Band dated as of July 8, 1999, as amended by a first amendment dated as of October 16, 2000 and by a second amendment dated as of December 22, 2004 (collectively, the "Prior Security Agreement")- Nothing herein shall be construed to impair or discharge the Prior Security Agreement. To the extent that the terms and provisions of the Prior Security Agreement may conflict with or be inconsistent with the terms and provisions of this Third Amended and Restated Pledge and Security Agreement, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Pledge and Security Agreement to be executed as of the 25th day of January, 2006.

                                        GREAT LAKES GAMING OF MICHIGAN, LLC


                                        By /s/ Timothy J. Cope
                                           -------------------------------------
                                           Timothy J. Cope
                                        Its President


                                        LAKES ENTERTAINMENT, INC., f/k/a LAKES
                                        GAMING, INC.


                                        By /s/ Timothy J. Cope
                                           -------------------------------------
                                           Timothy J. Cope
                                        Its President


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                                        THE POKAGON BAND OF POTAWATOMI INDIANS


                                        By /s/ John Miller
                                           -------------------------------------
                                           John Miller
                                        Its Council Chairman


                                        By /s/ DANIEL F. RAPP
                                           -------------------------------------
                                           DANIEL F. RAPP
                                           SECRETARY

Seen and consented to:

                                        LAKES GAMING AND RESORTS, LLC


                                        By /s/ Timothy J. Cope
                                           -------------------------------------
                                           Timothy J. Cope
                                        Its President


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